Exhibit 99.1

FOR IMMEDIATE RELEASE
Stoneridge Reports Third Quarter 2026 Results

Continued Sales Momentum and Cost Discipline Highlight 3Q Progress

NOVI, Mich. – November 4, 2026– Stoneridge, Inc. (NYSE: SRI) today announced financial results for the third quarter ended September 30, 2026.
2026 Third Quarter Highlights:

Continued sales growth and commercial momentum:
•Reported Q3 sales growth of 12.4% YoY to $155.8 million, which reflects a $24.2 million reduction to net sales for the PM sensor arbitration award described below. On an adjusted basis, revenue improved 29.9% to $180.0 million;
•Record quarterly revenue for MirrorEye (>$37 million) and Stoneridge Brazil ($21.5 million);
•Stoneridge Electronics secures significant additional orders for existing vision systems in the OEM market which are expected to generate approximately $180 million in cumulative incremental sales through 2028.

Disciplined execution yields improved adjusted financial results:
•SG&A as a percentage of adjusted revenue improved 317 basis points YoY to 13.1%; on track to deliver over $5 million in cost savings in 2026;
•Net loss from continuing operations of $22.9 million, or $0.81 per diluted share, versus a net loss of $8.9 million, or $0.32 per diluted share, in the prior year. Adjusted net income from continuing operations was $1.6 million, or $0.06 per diluted share, versus an adjusted net loss of $7.6 million, or $0.27 per diluted share in the third quarter of 2025;
•Adjusted EBITDA of $7.3 million, representing 41.7% growth versus the third quarter of 2025

Revising full-year guidance:
•Adjusted sales in the range of $690 million to $700 million (versus the prior range of $645 million to $670 million) on improved market demand, continued product momentum and year-to-date outperformance at Stoneridge Brazil
•Adjusted EBITDA now anticipated at the bottom end of the prior $20 million to $25 million range driven by higher transitory costs, inflationary pressures and unfavorable currency impacts
“We delivered another quarter of strong execution, with adjusted sales growth of nearly 30% and adjusted EBITDA growth of more than 40% year over year, despite increasing inflationary pressures and supply chain disruption,” said Natalia Noblet, president and chief executive officer. “During the third quarter, we also resolved several legacy customer warranty matters and completed a review of obsolete inventory across our Electronics Division. Finally, the approximate $180 million of additional vision systems business further validates our technology and strengthens our position in the OEM market. We are encouraged by our progress, and our strengthened leadership team remains intensely focused on execution, mitigating inflationary headwinds and delivering results as global vehicle production volumes recover from the cyclical trough.”

Results for the third quarter of 2026 were adversely affected by a pre-tax charge of $24.2 million, recorded as a reduction to net sales, related to an adverse ruling received on November 2, 2026 in the previously disclosed arbitration proceeding brought by a former customer of our Control Devices business regarding legacy PM sensor product warranty claims. The Company exited the PM sensor product line in 2019 and divested its Control Devices business in the first quarter of 2026. The arbitration panel awarded the former customer €22.5 million (approximately $25.5 million), including interest and costs. Because the ruling provided additional evidence about conditions that existed at September 30, 2026, the charge was recognized in third quarter results. The Company disagrees with the ruling and continues to believe the claims lack merit, and it is evaluating its options with respect to the award. However, there can be no assurance that the Company will be successful in appealing the decision and may ultimately be obligated to satisfy the award without modification. Provided that an appeal is not successful, the Company expects to pay the award from cash on hand, including cash held outside the United States, and intends to hold discussions with the former customer regarding the timing of payments.

Due to the material impact this charge had on reported third quarter results, the Company is also furnishing non-GAAP consolidated and segment-level financial measures, which it believes are useful in assessing the Company’s core operating performance. The exhibits attached hereto provide reconciliation details on normalizing adjustments of non-GAAP financial measures used in this press release.

Third Quarter GAAP and Non-GAAP Results & Commentary

(in millions, except percentages and per share data)	GAAP Results				Non-GAAP Results
	Three Months Ended September 30, 2026				Three Months Ended September 30, 2026

			$	%			$	%
	2026	2025	Change	Change	2026	2025	Change	Change
Net Sales	$155.8	$138.6	$17.2	9.5%	$180.0	$138.6	$41.4	29.9%
Gross Profit	11.5	32.1	(20.6)	(57.5)%	35.7	32.8	2.9	8.9%
Gross Margin %	7.4%	23.1%		(1,575) bps	19.9%	23.7%		(382) bps
Income (loss) from Operations	(23.8)	(1.4)	(22.4)	(2916.8)%	0.8	0.3	0.4	140.4%
Income (loss) before taxes from continuing operations	(25.6)	(6.9)	(18.7)	(1779.8)%	(1.0)	(5.2)	4.1	79.7%
(Benefit) provision for income taxes from continuing operations	(2.7)	2.0	(4.7)	(173.3)%	(2.7)	2.5	(5.1)	(209.6)%
Net Income (loss) from continuing operations	(22.9)	(8.9)	(14.0)	(855.3)%	1.6	(7.6)	9.3	121.5%
Net Income (loss) per diluted common share from continuing operations	(0.81)	(0.32)	(0.49)	(845.1)%	0.06	(0.27)	0.33	121.1%
Weighted-average common shares outstanding	28.4	27.9	0.5	1.9%	28.4	27.9	0.5	1.9%

Adjusted consolidated EBITDA					$7.3	$5.2	2.2	41.7%
Adjusted consolidated EBITDA %					4.1%	3.7%		34 bps

Consolidated net sales from continuing operations was $155.8 million, an increase of 9.5% YoY, including a $24.2 million reduction to net sales for the PM sensor arbitration award. Adjusted consolidated net sales from continuing operations totaled $180.0 million, an increase of 29.9%. On a core basis, excluding a modest currency translation headwind and Mexico Manufacturing Agreement revenue of $6.3 million related to the sale of the Control Devices business, revenue improved 25.5% YoY. The North American and European commercial vehicle markets and Stoneridge Brazil were the primary contributors to growth in the third quarter.
Gross margin decreased 1,575 basis points to 7.4% from 23.1% in the third quarter of 2025. This includes the reduction to net sales for the PM sensor arbitration award. On an adjusted basis, gross margin of 19.9%

declined 382 basis points from 23.7% in the year ago period as cost leverage on higher sales and benefits from targeted expense control initiatives were more than offset by a combination of higher material costs, the resolution of various legacy warranty obligations, strategic inventory-related actions and adverse sales mix in the Stoneridge Brazil business. SG&A as a percentage of adjusted sales declined 317 basis points versus the year ago period to 13.1%, driven by successful overhead and corporate expense reduction efforts.
Consolidated net loss from continuing operations totaled $22.9 million, or $0.81 per diluted share, compared to a net loss of $8.9 million, or $0.32 per diluted share, for the quarter ended September 30, 2025. On an adjusted basis, consolidated net income from continuing operations totaled $1.6 million, or $0.06 per diluted share, compared to an adjusted net loss from continuing operations of $7.6 million, or $0.27 per diluted share, for the prior year quarter.
Adjusted EBITDA totaled $7.3 million, or 4.1% of adjusted sales, compared to $5.2 million, or 3.7% of sales, in the year ago period.

Third Quarter GAAP and Non-GAAP Segment Results & Commentary

(in millions, except percentages and per share data)	GAAP Revenue			Non-GAAP Revenue
	Three Months Ended September 30, 2026			Three Months Ended September 30, 2026
							Constant
			%			%	Currency
	2026	2025	Change	2026	2025	Change	vs. 2025
Electronics	$158.6	$121.5	30.5%	$158.6	$121.5	30.5%	31.6%
Stoneridge Brazil	21.5	17.1	25.3%	21.5	17.1	25.3%	19.3%
Arbitration Award Reduction to Net Sales	(24.2)	—		—	—
Consolidated Net Sales	155.8	138.6	12.4%	180.0	138.6	29.9%	30.1%

(in millions, except percentages and per share data)
	Operating Income
	Three Months Ended September 30, 2026

	GAAP Results			Non-GAAP Results

			%			%
	2026	2025	Change	2026	2025	Change
Electronics	$5.4	$5.9	(7.6)%	$5.4	$6.7	(20.5)%
% of segment sales	3.4%	3.7%	(32) bps	3.4%	5.6%	(217) bps

Stoneridge Brazil	2.5	2.7	(7.6)%	2.5	2.7	(7.6)%
% of segment sales	11.5%	12.5%	(95) bps	11.5%	15.7%	(411) bps

Corporate	(31.6)	(10.0)	(237.5)%	(7.1)	(9.1)	22.3%

Consolidated Operating Income	$(23.8)	$(1.4)	(7011.7)%	$0.8	$0.3	140.4%
% of consolidated net sales	(15.3)%	(0.8)%	(1,447) bps	0.4%	0.2%	20 bps

Electronics third quarter sales of $158.6 million increased by $37.1 million, or 30.5%, relative to the third quarter of 2025. Excluding an unfavorable foreign currency translation impact of $1.4 million and Mexico Manufacturing Agreement revenue related to the sale of the Control Devices business, sales improved 26.4% YoY. Revenue growth versus the third quarter of 2025 was primarily driven by increased volume in the North American and European commercial vehicle markets. Third quarter adjusted operating margin decreased by

217 basis points YoY to 3.4% as the benefits of a higher revenue base and implemented cost initiatives were more than offset by the cumulative impacts of higher material costs, costs to address various legacy warranty obligations, and strategic inventory-related actions.
Stoneridge Brazil third quarter sales of $21.5 million increased by $4.3 million, or 25.3%. Excluding a favorable foreign currency translation impact of $1.0 million, sales improved by 19.3%. Higher OEM sales were the primary driver of growth during the quarter. Third quarter adjusted operating income of $2.5 million, or 11.5% of sales, decreased 411 basis points compared to the third quarter of 2025 as adverse sales mix and higher overhead costs more than offset increased sales volume.

Cash and Debt Balances
As of September 30, 2026, cash and cash equivalents totaled $63.4 million with total debt of $143.7 million, resulting in net debt of $80.2 million. The $47.6 million decrease in net debt compared to December 31, 2025 reflects the deployment of proceeds from the sale of the Control Devices business in January and tighter control of working capital during the year. The Company’s outstanding borrowings under its Credit Facility are classified as a current liability and the Credit Facility matures on July 1, 2027. The company expects to refinance the Credit Facility, and is currently engaged in a global refinancing process.

2026 Outlook & Management Commentary
Based on year-to-date results and current expectations for the fourth quarter, the Company is revising its 2026 guidance ranges. “During the third quarter we made tangible progress realigning our cost structure, which should provide a durable foundation for profitable growth over the long term,” said Noblet. “Given strengthening demand across the European and North American commercial vehicle markets, which is anticipated to carry into 2027, year-to-date outperformance in our Brazilian business, and the demonstrated success of our innovative safety and efficiency enhancing technologies, we now expect 2026 adjusted revenue to exceed our prior expectations. That said, given the proactive measures we have undertaken to resolve several legacy warranty and inventory-related matters that were not envisioned in our original guidance and uncertainty created by ongoing inflationary cost pressures, in particular for semiconductors, and unfavorable currency movements, we now anticipate that full year adjusted EBITDA will come in at the bottom end of our prior expectations.”

	2026 FULL YEAR GUIDANCE
(in millions, except percentages and per share data)
	Previous			Updated
Adjusted Revenue ($M)	$645	—	$670	$690	—	$700

Adjusted Gross Margin	21.5%	—	22.0%	20.5%	—	21.0%

Adjusted Operating Margin	0.0%	—	0.5%	(0.5)%	—	0.0%

Adjusted EBITDA ($M)	$20	—	$25	$20	—	$25
%	3.1%	—	3.7%	2.9%	—	3.6%

The Company has not provided a reconciliation of its full-year 2026 guidance for adjusted revenue, adjusted gross margin, adjusted operating margin, and adjusted EBITDA (or adjusted EBITDA margin) to the most directly comparable GAAP financial measures because the Company is unable to provide such reconciliations without unreasonable effort. This is due to the inherent difficulty of forecasting with the required precision the timing and amount of various items that have not yet occurred, are out of the Company's control, or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable reconciling information, which could be material to future results calculated in accordance with GAAP. The Company's actual results calculated in accordance with GAAP may vary materially from these non-GAAP financial measures presented herein.

Conference Call on the Web
A live webcast of Stoneridge’s 2026 third quarter results conference call can be accessed at 8:00 a.m. Eastern Time on Thursday, November 5, 2026, at www.stoneridge.com. A webcast replay will be available following the conclusion of the live conference call.
About Stoneridge, Inc.
Stoneridge, Inc., headquartered in Novi, Michigan, is a global supplier of safe and efficient electronic systems and technologies. Our systems and products power vehicle intelligence, while enabling safety and security for on- and off-highway transportation sectors around the world. Additional information about Stoneridge can be found at www.stoneridge.com.
Forward-Looking Statements
Statements in this press release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this press release and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) strategic focus following the sale of the Control Devices segment, (iii) acquisition strategy, (iv) investments and new product development, (v) growth opportunities related to awarded business, (vi) operational expectations (vii) 2026 guidance, (viii) the arbitration award, and (ix) the refinancing of the Credit Facility. Forward-looking statements may be identified by the words “will,” “may,” “should,” “could,” “would,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by these statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:
•the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•fluctuations in the cost and availability of key materials and components (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and our ability to offset cost increases through negotiated price increases with or reimbursements from our customers or other cost reduction actions, as necessary;
•global economic trends, competition and geopolitical risks, including impacts from ongoing or potential global conflicts and any related sanctions and other measures, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and other countries;
•tariffs specifically in countries where we have significant direct or indirect manufacturing or supply chain exposure and our ability to either mitigate the impact of tariffs or pass any incremental costs to our customers;
•our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•the reduced purchases, loss, financial distress or bankruptcy of a major customer or supplier;
•the costs and timing of business realignment, facility closures or similar actions;
•a significant change in commercial, automotive, off-highway or agricultural vehicle production;
•competitive market conditions and resulting effects on sales and pricing;
•foreign currency fluctuations and our ability to manage those impacts;
•customer acceptance of new products;

•our ability to successfully launch/produce products for awarded business;
•adverse changes in laws, government regulations or market conditions affecting our products, our suppliers, or our customers’ products;
•our ability to protect our intellectual property and successfully defend against assertions made against us;
•liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•labor disruptions at our facilities, or at any of our significant customers or suppliers;
•business disruptions due to natural disasters or other disasters outside of our control;
•the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•capital availability or costs, including changes in interest rates;
•refinancing risk and access to capital markets and liquidity;
•the failure to achieve the successful integration of any acquired company or business;
•risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions;
•our ability to comply with the financial covenants in, and to refinance or replace, our Credit Facility before its July 1, 2027 maturity; and
•the items described in Part I, Item 1A (“Risk Factors”) in the Company’s most recent Form 10-K.

The forward-looking statements contained herein represent our estimates only as of the date of this press release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements at some point in the future, except as required by law, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.
Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2026 and 2025 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably estimate.
In evaluating its business, the Company considers and uses net debt as a supplemental measure of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core revenue, adjusted revenue, adjusted gross profit and margin, adjusted SG&A, adjusted operating income (loss) and margin, adjusted income (loss) before tax, adjusted income tax expense (benefit), adjusted net income (loss) from continuing operations, adjusted net income (loss), adjusted EPS, EBITDA, adjusted EBITDA, and net debt are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted revenue, adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted income (loss) before tax, adjusted income tax expense (benefit), adjusted net income (loss) from continuing operations, adjusted net income (loss), adjusted EPS, EBITDA, adjusted EBITDA, and net debt should not be considered in isolation or as a substitute for revenue, gross profit, operating income (loss), income (loss) before tax, income tax expense (benefit), loss from continuing operations, net income (loss), EPS, debt, cash and cash equivalents, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP. Because not all companies calculate non-GAAP financial measures in the same manner, the non-GAAP financial measures presented in this press release may not be comparable to similarly titled measures used by other companies, and the Company's use of these measures may vary from that of other companies in its industry.

For more information, contact Scott Humphrey, Chief Financial Officer (Scott.Humphrey@Stoneridge.com).

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$63,446	$53,057
Accounts receivable, less reserves of $527 and $325, respectively	140,013	89,019
Inventories, net	123,676	106,422
Prepaid expenses and other current assets	23,301	26,956
Current assets of discontinued operations	—	86,342
Total current assets	350,436	361,796
Long-term assets:
Property, plant and equipment, net	59,933	62,659
Intangible assets, net	30,852	37,632
Goodwill	36,208	37,590
Operating lease right-of-use asset	7,529	9,570
Investments and other long-term assets, net	25,206	22,167
Long-term assets of discontinued operations	—	19,702
Total long-term assets	159,728	189,320
Total assets	$510,164	$551,116

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$143,691	$—
Accounts payable	117,985	62,398
Accrued expenses and other current liabilities	102,387	65,132
Current liabilities of discontinued operations	—	29,955
Total current liabilities	364,063	157,485
Long-term liabilities:
Revolving credit facility	—	180,942
Deferred income taxes	4,301	9,972
Operating lease long-term liability	5,055	6,601
Other long-term liabilities	12,454	11,604
Long-term liabilities of discontinued operations	—	4,733
Total long-term liabilities	21,810	213,852
Preferred Shares, without par value, 5,000 shares authorized, none issued	—	—
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 28,538 and 28,018 shares outstanding at September 30, 2026 and December 31, 2025, respectively, with no stated value	—	—
Additional paid-in capital	205,248	219,186
Common Shares held in treasury, 428 and 948 shares at September 30, 2026 and December 31, 2025, respectively, at cost	(9,348)	(27,457)
Retained earnings	21,044	77,150
Accumulated other comprehensive loss	(92,653)	(89,100)
Total shareholders' equity	124,291	179,779
Total liabilities and shareholders' equity	$510,164	$551,116

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025

Net sales	$155,802	$138,638	$498,033	$445,236
Costs and expenses:
Cost of goods sold	144,297	106,571	414,739	341,570
Selling, general and administrative	23,868	22,978	82,458	74,547
Design and development	11,423	10,524	34,788	39,057
Operating loss	(23,786)	(1,435)	(33,952)	(9,938)
Interest expense, net	2,868	3,806	8,957	10,280
Equity in (earnings) loss of investee	(914)	220	(905)	(124)
Other (income) expense, net	(138)	1,463	(317)	2,860
Loss before income taxes from continuing operations	(25,602)	(6,924)	(41,687)	(22,954)
(Benefit) provision for income taxes from continuing operations	(2,689)	1,970	1,280	5,087
Loss from continuing operations	(22,913)	(8,894)	(42,967)	(28,041)
Discontinued operations:
Loss (income) from discontinued operations, net of tax	—	477	3,322	(2,115)
Loss on disposal, net of tax	—	—	9,817	—
Total loss (income) from discontinued operations	—	477	13,139	(2,115)
Net loss	$(22,913)	$(9,371)	$(56,106)	$(25,926)

Loss per share from continuing operations:
Basic	$(0.81)	$(0.32)	$(1.52)	$(1.01)
Diluted	$(0.81)	$(0.32)	$(1.52)	$(1.01)

Income (loss) per share from discontinued operations:
Basic	$—	$(0.02)	$(0.47)	$0.08
Diluted	$—	$(0.02)	$(0.47)	$0.08

Loss per share from Stoneridge Inc.:
Basic	$(0.81)	$(0.34)	$(1.99)	$(0.93)
Diluted	$(0.81)	$(0.34)	$(1.99)	$(0.93)

Weighted-average shares outstanding:
Basic	28,387	27,859	28,176	27,776
Diluted	28,387	27,859	28,176	27,776

Regulation G Non-GAAP Financial Measure Reconciliations

Exhibit 1 – Reconciliation of Adjusted Net Sales

(USD in millions)	Q3 2025	Q3 2026
Net Sales	$138.6	$155.8

Add: Pre-Tax PM Soot Arbitration Judgment	$—	24.2
Adjusted Net Sales	$138.6	$180.0

Exhibit 2 – Reconciliation of Adjusted Gross Profit

(USD in millions)	0	0
Gross Profit	$32.1	$11.5

Add: Pre-Tax Business Realignment Costs	$0.7	—
Add: Pre-Tax PM Soot Arbitration Judgment	$—	$24.2
Adjusted Gross Profit	$32.8	$35.7

Exhibit 3 - Reconciliation of Adjusted Operating Loss

(USD in millions)	0	0
Operating Loss	$(1.4)	$(23.8)

Add: Pre-Tax Business Realignment Costs	1.8	—
Add: Pre-Tax Environmental Remediation Costs	—	0.3
Add: Pre-Tax PM Soot Arbitration Judgment	—	24.2
Adjusted Operating Loss	$0.3	$0.8

Exhibit 4 - Reconciliation of Adjusted Loss from Continuing Operations

(USD in millions)	Q3 2025	Q3 2026
Loss From Continuing Operations	$(8.9)	$(22.9)

Add: After-Tax Business Realignment Costs	1.3	—
Add: After-Tax Environmental Remediation Costs	—	0.3
Add: After-Tax PM Soot Arbitration Judgment	—	24.2
Adjusted Loss From Continuing Operations	$(7.6)	$1.6

Exhibit 5 - Reconciliation of Adjusted Net Loss

(USD in millions)	Q3 2025	Q3 2026
Net Loss	$(9.4)	$(22.9)

Add: After-Tax Business Realignment Costs	1.3	—
Add: After-Tax Environmental Remediation Costs	—	0.3
Add: After-Tax PM Soot Arbitration Judgment	—	24.2
Adjusted Net Loss	$(8.1)	$1.6

Exhibit 6 – Reconciliation of Q3 Adjusted Tax Rate

(USD in millions)	Q3 2026	Tax Rate
Loss Before Tax	$(25.6)

Add: Pre-Tax Environmental Remediation Costs	$0.3
Add: Pre-Tax PM Soot Arbitration Judgment	$24.2
Adjusted Loss Before Tax	$(1.0)

Income Tax Expense	(2.7)	10.50%
Add: Tax Impact from Pre-Tax Adjustments	—
Adjusted Income Tax Expense on Adjusted Loss Before Tax	$(2.7)	256.18%

Exhibit 7 - Reconciliation of Q3 Adjusted Net Loss and EPS

(USD in millions, except EPS)	Q3 2026	Q3 2026 EPS
Net Loss	$(22.9)	$(22,913,310.05)

Add: After-Tax Environmental Remediation Costs	0.3
Add: After-Tax PM Soot Arbitration Judgment	24.2
Adjusted Net Loss	$1.6	$1,638,844.45

Exhibit 8 – Reconciliation of Adjusted EBITDA

(USD in millions)	0	0
Loss Before Income Taxes from Continuing Operations	$(6.9)	$(25.6)

Interest expense, net	3.8	2.9
Depreciation and amortization	6.5	5.5
EBITDA	$3.4	$(17.2)

Add: Pre-Tax Business Realignment Costs	1.8	—
Add: Pre-Tax Environmental Remediation Costs	—	0.3
Add: Pre-Tax PM Soot Arbitration Judgment	—	24.2
Adjusted EBITDA	$5.2	$7.3

Exhibit 9 – Segment Adjusted Operating Income

Reconciliation of Electronics Adjusted Operating Income
(USD in millions)	0	0
Electronics Operating Income	$5.9	$5.4

Add: Pre-Tax Business Realignment Costs	0.9	—
Electronics Adjusted Operating Income	$6.7	$5.4

Reconciliation of Stoneridge Brazil Adjusted Operating Income
(USD in millions)	0	0
Stoneridge Brazil Operating Income	$2.7	$2.5

Stoneridge Brazil Adjusted Operating Income	$2.7	$2.5

Exhibit 10 – Reconciliation of Net Debt

(USD in millions)	Q3 2025	Q3 2026
Total Debt	$171.1	$143.7

Cash and Cash Equivalents	49.3	63.4
Net Debt	$121.8	$80.2